UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2010

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 5, 2010 (the “Effective Date”), Aon Corporation (the “Company”) entered into a Transition Agreement (the “Transition Agreement”) with Andrew M. Appel, the Company’s Chief Operating Officer and one of its named executive officers, regarding Mr. Appel’s resignation as the Company’s Chief Operating Officer and his transition from the Company.

On November 9, 2010, the Company issued a press release related to this event, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e)

In connection with Mr. Appel’s transition, the terms of the Transition Agreement provide that the Company has notified Mr. Appel that it will terminate his employment without cause effective as of December 31, 2010 (the “Termination Date”).  As of the Effective Date, Mr. Appel resigned his position as the Company’s Chief Operating Officer, as an officer of any of its affiliates, and as a member of the Company’s management executive committee.

The Transition Agreement also provides that during the period beginning on the Effective Date and ending on the Termination Date (the “Transition Period”), Mr. Appel will perform certain transitional duties as requested by the Company’s Chief Executive Officer.  During the Transition Period, Mr. Appel will continue to receive his base salary at a rate equal to $950,000 and Mr. Appel will continue to participate in the Company’s retirement and health care plans and programs on the same terms as other employees.  Mr. Appel has waived entitlement to any annual incentive payment covering performance in calendar year 2010.

The Transition Agreement provides for the following additional compensation and benefits:  (i) a lump sum payment of $4,263,000, subject to applicable withholdings, on May 5, 2011; (ii) office and secretarial assistance through the earlier of the date he is re-employed elsewhere or September 30, 2011; (iii) provided Mr. Appel elects continuation health care coverage under COBRA, reimbursement for the difference between the premium rate he is required to pay and the active employee rate for similar coverage through September 30, 2011; (iv) reimbursement for up to $17,500 in reasonable legal fees and expenses incurred in connection with the negotiation and documentation of the Transition Agreement; and (v) standard executive-level outplacement assistance for the 2011 calendar year.

The compensation and benefits to Mr. Appel under the Transition Agreement are subject to his executing and not revoking a release of claims.  In addition, the Transition Agreement contains certain confidentiality provisions and restrictive covenants that impose additional restrictions on Mr. Appel, including non-competition and non-solicitation provisions that apply for a period of two years beginning January 1, 2011.

The foregoing summaries contained in this Item 5.02 are qualified in their entirety by reference to the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit
10.1	Transition Agreement effective as of November 5, 2010, between Aon Corporation and Andrew M. Appel.

99.1	Press Release issued by the Company on November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: November 9, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Transition Agreement effective as of November 5, 2010, between Aon Corporation and Andrew M. Appel.

99.1	Press Release issued by the Company on November 9, 2010.